Exhibit 99.1

HHGREGG, INC. ANNOUNCES SUCCESSFUL COMPLETION OF INITIAL PUBLIC OFFERING AND

COMPLETION OF DEBT REFINANCING

INDIANAPOLIS, Ind. – July 25, 2007 – hhgregg, Inc. (NYSE: HGG) (“hhgregg”) today announced the closing of its initial public offering of 9,375,000 shares of common stock, the completion by its subsidiary Gregg Appliances, Inc. (“Gregg Appliances”) of a tender offer and consent solicitation for its outstanding 9% Senior Notes due 2013 (the “9% Senior Notes”) and the completion of its debt refinancing. hhgregg will use the net proceeds from the initial public offering together with cash on hand to fund a portion of the tender offer and redeem Gregg Appliances’ junior notes. The shares are listed on the New York Stock Exchange and trade under the symbol “HGG”.

As of midnight, New York City time on July 24, 2007, $107,847,000 aggregate principal amount of the 9% Senior Notes, representing approximately 96.98% of the total principal amount outstanding, had been validly tendered and accepted for purchase in the tender offer. In addition, after the receipt of the requisite consents, Gregg Appliances, HHG Distributing, LLC and Wells Fargo Bank, National Association, the trustee under the indenture governing the 9% Senior Notes, entered into a supplemental indenture amending the 9% Senior Notes. The amendments to the indenture will become operative upon Gregg Appliances’ payment for the accepted 9% Senior Notes.

hhgregg also announced today that Gregg Appliances has obtained a $100 million Term Loan facility agented by Wachovia Bank, National Association to fund the remaining portion of the purchase of the 9% Senior Notes. In addition, Gregg Appliances has increased its revolving credit facility, agented by Wachovia Capital Finance Corporation (Central), to $100 million. Gregg Appliances has paid for the accepted 9% Senior Notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About hhgregg

hhgregg is a leading specialty retailer of premium video products, appliances, audio products and accessories. hhgregg currently operates 79 stores in Alabama, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg, Inc. are forward-looking statements.

hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: competition in existing, adjacent and new metropolitan markets; changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on our key management personnel and its ability to attract and retain qualified sale’s personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; the effect of general and regional economic and employment conditions on its net sales; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at our central distribution centers; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section and elsewhere in hhgregg’s Registration Statement of Form S - 1. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:

hhgregg, Inc.

Andy Giesler, Director of Investor Relations

317-848-8710